Exhibit 5.1

吉林常春律师事务所

关于NYC Moda Inc在美国发行股票并在
OTCBB上市的

中国法律意见书

Legal opinion of Jilin Changchun Law Firm on the stock issuance in USA and listing on OTCBB of NYC Moda Inc.

二0一二年十月

October, 2012

吉 林 常 春 律 师 事 务 所

JILIN CHANGCHUN LAW FIRM

吉林省长春市解放大路585号 130041

130041 No.585 Jiefang Road, Changchun, Jilin, China

电话（Tel）：0086 – 431 – 8675 2902

吉林常春律师事务所

关于NYC Moda Inc

在美国发行股票并在OTCBB上市

的中国法律意见书

Legal opinion of Jilin Changchun Law Firm on the stock issuance in USA and listing on OTCBB of NYC Moda Inc.

致江苏雪枫环保科技有限公司：

To Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd.

吉林常春律师事务所（“本所”）为在中华人民共和国（就本法律意见书而言，不包括香港、澳门特别行政区及台湾地区，以下简称“中国”）注册的律师事务所。本所受江苏雪枫环保科技有限公司（“江苏雪枫”）的委托，就NYC Moda Inc（“NYCM”）在美国发行股票并在OTCBB上市之事宜担任中国法律顾问，并出具本意见书。

We are qualified lawyers of the People’s Republic of China (for the purpose of this legal opinion only, excluding Hong Kong, Macau Special Administrative Region and Taiwan, hereinafter referred to as “PRC”). We, on behalf of Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd.  (“Jiangsu Xuefeng”), acts as Chinese Legal Counsel of NYC Moda Inc.（“NYCM”） for its going public on OTCBB and issuing stocks in USA to give this legal opinion.

根据美国1933年证券法案及其修正案的要求，公司发行特定股票需向美国证券交易委员会提交登记声明及其修正案和/或补充说明（以下统称“登记声明”）。为此目的，作为NYCM的中国法律顾问，本所律师为本次股票发行上市过程中有关柏创信息咨询（深圳）有限公司（“柏创咨询”）和江苏雪枫的股权结构以及本意见书附表中所引用文件（“可变利益实体文件”）的合法性和有效性出具如下法律意见。

Pursuant to the requirements of the Securities Act of 1933, as amended, the company who will issue certain stocks shall submit registration statement and its amendment and/or supplemental explanation (collectively, the “registration statement”) to the Securities and Exchange Commission of United States. For this purpose, as NYCM’s Legal Counsel, we have been requested to give this opinion on, inter alia, the legal ownership structure of Baichuang Information Consulting(Shenzhen) Co., Ltd (“Baichuang Consulting”) and Jiangsu Xuefeng and the legality and validity of the documents referenced in Exhibit (the “VIE Documents”).

A.	释义

A．Definition

本意见书中，除非文义另有所指，下列词语具有下述含义：

Terms used in this legal opinion shall have the meanings set forth below:

1. “江苏雪枫”意为江苏雪枫环保科技有限公司，一家依据中国法律于2007年12月14日设立的公司；

1. “Jiangsu Xuefeng” refers to Jiangsu Xuefeng Environmental Protection Science and Technology Co., Ltd., a company established under PRC Laws and Regulations on the 14th day of December, 2007;

2. “柏创咨询”意为柏创信息咨询（深圳）有限公司，一家依据中国法律于2012年9月5日设立的外商独资企业；

2. “Baichuang Consulting” refers to Baichuang Information Consulting(Shenzhen) Co., Ltd., a wholly foreign-owned enterprise established under PRC Laws and Regulations on the 5th day of September, 2012;

3. “盛莲国际”意为盛莲国际控股有限公司，一家依据香港法律于2012年5月2日设立的公司；

3. “Lotus International” refers to Lotus International Holdings Limited, a company established under the laws of Hong Kong on the 2nd day of May, 2012;

4. “Inclusion Business ”意为Inclusion Business Limited，一家于2012年8月9日在英属维京群岛成立的公司；

4. “Inclusion Business” refers to Inclusion Business Limited, a company established in the British Virgin Islands on the 9th day of August, 2012;

5. “NYCM”意为NYC Moda Inc.，一家依据内华达州法律于设立的公司；

5. “NYCM” refers to NYC Moda Inc., a company established according to the law of Nevada;

6. “政府机关”意为中国任一政府主管机关、法院或管理部门；

6. “Government Agencies” refers to any competent Chinese governmental agency, law court or administrative department;

7 “政府许可”意为根据中国相关法律要求，由政府相应主管部门作出的所有批准、认可、许可、授权、登记、豁免、年检记录、资格证书和相应证照；

7. “Government Authorization” refers to all the approvals, consents, permits, authorization, registrations, exemptions, annual inspections, qualification certificates and the corresponding licenses made by competent government departments according to related legal requirements;

8. “中国股东”意指身为中国居民或中国企业的最终受益人或股东

8. “Chinese shareholder” refers to the ultimate beneficial owner(s) or shareholder(s）who are Chinese residents or Chinese business enterprises;

9. “中国法律”意为截至意见出具日在中国有效且为公众所知的全部法律法规；

9. “PRC Laws” refers to all the laws and regulations currently in force and publicly available in China as of the date of this opinion;

10. “中国证监会”意为中国证券监督管理委员会。

10. (CSRC) refers to China Securities Regulatory Commission.

B.	文件和假定

B．Documents and Assumptions

在出具本意见书时，本所律师已查阅了其认为出具本意见书所必需的文件，包括由柏创咨询和江苏雪枫提供的文件以及由中国政府机关签发的相关文件、记录、证照（以下统称为“文件”）。并调查了截至意见出具日中国颁布且为公众所知的相关法律法规。

In rendering this legal opinion, we have reviewed certain documents which are deemed necessary or appropriate to render this opinion, including documents provided by Baichuang Consulting and Jiangsu Xuefeng and relevant authority documents, records, licenses (hereinafter collectively “Documents”) issued by Chinese government agencies. We have made investigation of the applicable laws and regulations issued in the PRC and publicly available as of the date of this opinion.

在未进行独立调查的情况下，本所律师查阅文件时基于以下假定:

In our examination of the Documents, we have assumed without independent investigation and inquiry that:

1. 签署文件的主体均具有签署文件的权利能力和行为能力，所提供的文件中的所有签字和印鉴都是真实的，任何已签署的文件均获得相关当事各方有效授权，且由其法定代表人或合法授权代表签署。所有以原件形式提交给本所律师的文件都是真实的，且所有以影印本提交给本所律师的副本与原件一致；

1. All signers of the Documents have corresponding capacity for rights and conduct to sign the documents; all the signatures and seals on the Documents are genuine; all the Documents are effectively authorized by relevant parties and signed by the legal representatives or legal authorized representatives. All Documents submitted to us as originals are authentic, and all Documents submitted to us as photo static copies conform to the originals;

2. 截至意见出具日，一切足以影响本意见书的事实及文件均已向本所披露，且上述文件仍完全有效，不存在任何被撤销、取消、修正、取代或补充的情形，也不存在任何修正案、修订本、补充或其它变更，也没有任何文件被撤销或废止；

2. As of the date of this opinion, all the Documents which affect the this legal opinion has been submitted to us, and all the Documents remain in full force and effect and have not been revoked, cancelled amended, superseded or supplement, and no amendments, revisions, supplements or other changes have been made, and no revocations or terminations has occurred, with respect to any of the Documents after they were submitted to us for the purpose of this legal opinion;

3. 由相关政府人员依其职权作出的所有解释和说明，以及由柏创咨询和江苏雪枫向本所律师提供的所有文件及事实性陈述，包括但不限于在文件中体现的，都是完整、真实、准确、无误导性且无重大遗漏。对于本意见书至关重要而又无法得到独立的证据支持的事实，本所律师依赖于有关政府部门出具的证明文件出具本法律意见书；并且

3. All the explanations and interpretations made by the government officers in their authority, and all the Documents and factual statements provided to us by Baichuang Consulting and Jiangsu Xuefeng, including but not limited to those set forth in the Documents, are complete, true, correct, not misleading and without significant omission. Where important facts were not independently established to us, we rely upon the certificates issued by the Government Agencies with proper authority which are available to us; and

4. 所适用的中国法规、判例、命令或法令、规则、规定和事实，在意见出具日未作任何更改，且将不做更改。

4. The applicable Chinese laws and regulations, judgment, orders or decree, rules, regulations and facts, shall remain unchanged as of the date hereof and will not be changed.

 基于上述假定,并结合本所律师对文件的审查以及对中国法律的理解，出具如下法律意见：

Based on our review of the Documents and our understandings of Chinese laws, subject to the foregoing assumptions, we are of the opinion that:

1. 柏创咨询是一家依据中国法律设立并有效存续的台港澳独资企业，其全部股权由盛莲国际所有，并具有企业法人地位。依照中国相关的法律、深圳市福田区经济促进局于2012年9月4日出具的深外资福复【2012】0590号文件及柏创咨询章程的规定，柏创咨询的注册资本已全部缴清。尽本所律师调查后所知，不存在任何可能导致柏创咨询股权变更或注册资本金额变动的担保、抵押、留置、索赔或其他第三方权益。

1. Baichuang Consulting has been duly incorporated and validly exists as a wholly foreign-owned enterprise (for overseas investors from Taiwan, Hong Kong and Macao) with limited liability under the PRC Laws. One hundred percent (100%) of the equity in Baichuang Consulting is owned by Lotus International. Baichuang Consulting has the enterprise legal person status. In accordance with relevant PRC laws, “No. 0590 document of Shen Fu Mao Zi Re [2012]” made by Business Promotion Bureau of Futian District of Shenzhen City and the articles of associations of Baichuang Consulting, the registered capital of Baichuang Consulting has been duly paid. To our best knowledge after due inquiry, there is no mortgages, pledge, detention, claim or other third party rights and interests that may lead to the change of the shareholdings or the amount of the registered capital of Baichuang Consulting.

2. 江苏雪枫已依据中国法律以有限责任公司的形式设立并有效存续且具有企业法人地位，其90%的股权由袁力所有，剩余10%的股权由袁义所有。依照中国相关法律和江苏雪枫的章程规定，江苏雪枫的注册资本已全部缴清。尽本所律师调查后所知，除因附表列出的可变利益实体文件引起的变动之外，不存在任何可能导致江苏雪枫股权变更或注册资本金额变化的担保、抵押、留置、索赔或其他第三方权益。江苏雪枫自成立以来所经历的各项变更均为合法有效，且依据中国法律完备并规范地履行了相关法律手续，并未发现任何违反中国法律的情形。

2. Jiangsu Xuefeng has been duly incorporated as a limited liability company and validly exits under the PRC Laws. Jiangsu Xuefeng has the enterprise legal person status. Yuan Li owns 90% of the company’s equity interest, and the remaining 10% is owned by Yuan Yi. In accordance with PRC relevant laws and the articles of associations of Jiangsu Xuefeng, the registered capital of Jiangsu Xuefeng has been duly paid. To our best knowledge after due inquiry, except for those contemplated under the VIE Documents listed in the exhibit, there is no mortgages, pledge, detention, claim or other third party rights and interests that may lead to the change of the shareholdings or the amount of the registered capital of Jiangsu Xuefeng. All the alternation happened to Jiangsu Xuefeng since its establishment are legal and valid, and Jiangsu Xuefeng performed the legal procedures normally and completely without violation of PRC laws.

3．尽本所律师在尽职调查后所知，柏创咨询与江苏雪枫股权结构明晰，且股东均具有中国法律规定担任股东的资格，股东人数、出资比例亦符合有关中国法律的规定。

3. To our best knowledge after due inquiry, Baichuang Consulting and Jiangsu Xuefeng have clear ownership structure, and their shareholders all have the qualification, number, and ratio of investments ruled under the PRC Laws.

4. 柏创咨询和江苏雪枫均取得了相应政府许可，从而具备完全能力占有、使用、租赁和处分其资产，并按照其营业执照描述的经营范围从事经营活动。尽本所律师在尽职调查后所知，柏创咨询和江苏雪枫在一切重大方面都遵守此类规定。

4. Both Baichuang Consulting and Jiangsu Xuefeng have got relevant Government Authorization, thereby having sufficient corporate right and power to own, use, lease and dispose of their assets and conduct their business in the manner described in their business licenses. To our best knowledge after due inquiry, Baichuang Consulting and Jiangsu Xuefeng are in compliance with the provisions of all such Governmental Authorizations in all material aspects

5. 尽本所律师在尽职调查后所知，柏创咨询和江苏雪枫的章程和营业执照在一切重大方面都与中国相关的法律相符，并完全有效。

5. To our best knowledge after due inquiry, the articles of association and the business license of Baichuang Consulting and Jiangsu Xuefeng are in compliance with requirements of the applicable PRC laws in all material aspects and are in full force and effect.

6. 尽本所律师尽职调查后所知，柏创咨询和江苏雪枫从事的业务在一切重大方面都与其公司章程及中国法律相符，并取得了与经营有关、且必要、重大的中国政府许可。

6. To our best knowledge after due inquiry, the business of Baichuang Consulting and Jiangsu Xuefeng complies with its articles of association and the PRC Laws in all material aspects. All necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC.

7. 尽本所律师尽职调查之后所知, 柏创咨询/江苏雪枫名下无任何物业，其经营所需的房产是通过柏创咨询/江苏雪枫或其授权的人签订合法、有效并有约束力的租赁协议取得。

7. To our best knowledge after due inquiry, neither Baichuang Consulting/ Jiangsu Xuefeng owns any real property. The real property and buildings required in its operation is acquired through signing valid, effective and enforceable leasing agreements by Baichuang Consulting/ Jiangsu Xuefeng or their authorized persons.

8. 尽本所律师尽职调查后所知，柏创咨询与江苏雪枫合法占有使用与其核心业务有关的一切重大资产，且在任何情况下都不存在针对上述重大资产的担保、抵押、留置、索赔或其他第三方权益，不存在权属争议或与之有关的争议或纠纷

8. To our best knowledge after due inquiry, Baichuang Consulting and Jiangsu Xuefeng own all the material assets related to their core business, and in all circumstances can free from retention, pledge, compensation, priority repay , restriction, ownership dispute or other involved dispute and controversy

9. 尽本所律师尽职调查后所知，不存在针对柏创咨询/江苏雪枫或其资产，并可能对柏创咨询/江苏雪枫产生重大负面影响的诉讼、其他法律程序或政府决策、裁定、命令、要求、计划。（无论是尚未了结的、或是可以预见的）

9. To our best knowledge after due inquiry, there is no current, pending or threatened legal, regulatory, administrative or other governmental decision, ruling, order, action, proceeding or initiative to which any of Baichuang Consulting or Jiangsu Xuefeng is a party to or to which any of the assets of Baichuang Consulting and Jiangsu Xuefeng are subject, that could have a Material Adverse Effect on Baichuang Consulting or Jiangsu Xuefeng.

10 尽本所律师尽职调查后所知，柏创咨询与江苏雪枫并未采取与清算、解散或破产有关的公司行为或法律程序，也不存在任何清算委员会、破产管理人或其他有关人员对其财产作出分配决定，也不存在政府机关责令其停止营业、暂扣或吊销营业执照的情形。

10. To our best knowledge after due inquiry, neither of Baichuang Consulting and Jiangsu Xuefeng has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

11. 尽本所律师尽职调查后所知，本意见书附表中列出的每份可变利益实体文件都具有法律效力并对文件涉及的各方均有约束力，且不违反中国有关法律的强制性规定。

11. To our best knowledge, each of the VIE Documents as listed in the Exhibit hereto, is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

12. 2006年8月8日，国务院六部委，即商务部、国有资产监督管理委员会、国家税务局、国家工商行政管理局、中国证券监督管理委员会及国家外汇管理局共同颁发了“关于外国投资者并购境内企业的规定”（“10号令”），并于2006年9月8日生效。2009年6月22日，商务部对“关于外国投资者并购境内企业的规定”进行了修订，（即“6号令”，与10号令统称为“新并购规则”），于发布之日生效。新并购规则称，境内公司和/或自然人为实现以其拥有的境内公司权益在境外上市而直接或间接地控制的境外公司，在境外股票交易所上市交易之前应取得中国证监会的批准。2006年9月21日，根据10号令和其它中国法律，中国证监会在其官方网站上发布了关于中国境内企业在境外股票交易所上市交易的指引（“相关说明”），其中包括通过特殊目的公司在境外股票交易所上市所需的申请材料。

12. On August 8, 2006, six ministries of the State Council, namely Commerce Ministry, State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration of Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange, jointly issued “Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors” (the “Order 10”), which came into force on September 8, 2006. On June 22, 2009, Commerce Ministry modified “Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors”, (namely “the Order 6”, jointly called “New M&A Rules” with No.10 Order), which came into force at the date issued. The New M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of overseas listing of the equity interests in PRC company and controlled directly or indirectly by PRC company and/or PRC individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, pursuant to the Order 10 and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles.

根据本所律师对截至意见出具日为公众所知的中国现行法律的理解，本所律师认为由于(a) 柏创咨询是一家外商独资企业，不存在中国股东 (b) 在登记声明中描述的对Inclusion Business的并购是在两个离岸公司之间进行的，且中国证监会目前未对此类交易是否适用新并购规则作出明确规定，并且 (c) 中国证监会目前未对NYCM计划并在登记声明中描述的股票发行是否适用新并购规则及相关说明制定明确的规定。因此，NYCM本次的股票发行无需按照新并购规则的要求以取得中国证监会的批准。

Based on our understanding of the current PRC Laws publicly available as of the date hereof, we believe that since (a) Baichuang Consulting, as a foreign-owned enterprise, has no Chinese shareholder (b) the Acquisition of Inclusion Business described in the Registration Statement was between offshore companies, and the CSRC currently has not issued any definitive rule concerning whether such transactions are subject to the New M&A Rules and Related Clarifications, and (c) the CSRC currently has not issued any definitive rule concerning whether offerings like the Offering contemplated by NYCM and as described in the Registration Statement is subject to the New M&A Rules and Related Clarifications, NYCM is not required to obtain the approval of the CSRC under the New M&A Rules in connection with this Offering.

作为中国的执业律师，本所律师根据截至意见出具日现行有效且为公众所知的中国法律出具本法律意见书，且本意见书是基于以下条件出具：

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following additional qualifications:

1．本意见书是依据截至意见出具日普遍适用、有效的中国法律作出的。本所律师未对有关的境外法律进行调查，也未明示或暗示与之有关的任何观点。

1. Our opinion is limited to the PRC Laws of general application effective as of the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

2．本意见书旨在用于本次发行上市之目的。

2. This legal opinion is intended to be used for the purpose of this issuance and offering.

3．本意见书中提及的中国法律是截至意见出具日为公众所知并有效的法律法规，但无法保证在短期或长期内，对上述法律法规作出更改、修正或撤销时，此类变动无溯及力。

3. The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

4．本意见书是基于本所律师对中国现行法律的理解而出具的，至于上述法律未明确规定的事项，在其执行和适用的过程中,中国的立法、行政和司法机关也许会依据自由裁量权作出与本意见书不一致的处理意见。

4. This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

5．本所律师审阅由政府机关、柏创咨询和江苏雪枫提供的文件时，关注的是以上文件内容的合理程度,而并非此类文件取得途径的合法性。

5. We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of Government Agencies or responsible officers of the Baichuang Consulting and Jiangsu Xuefeng

本意见书仅供NYCM为本次发行上市之目的使用，未征得本所律师的事先书面许可，不得为任何其它目的对本意见书进行参考、引用、借鉴，发布，或提交给除本次发行股票的法律和财务顾问之外的任何第三人。

This opinion is only used for the purpose of the issuance and offering of NYCM. Without our prior written permission, this opinion shall not be relied upon, quoted or referred to for any other purpose or released upon by, or furnished to any other person other than the legal and financial counsel of this stock issuance.

鉴于此，本所律师同意提交本意见书作为登记声明的附件使用，并在登记声明中援引本所的名称。

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

特此致书

Hereby write.

【下接签署页】

[Following the Signing Page]

(本页无正文，为《吉林常春律师事务所关于NYC Moda Inc

在美国发行股票并在ＯＴＣＢＢ上市的法律意见书》的签署页）

(No text on this page. Signing page of “Legal opinion of Jilin Changchun Law Firm on the stock issuance in USA and listing on OTCBB of NYCM”)

吉林常春律师事务所（盖章）                                                                              经办律师（盖章）：

Jilin Changchun Law Firm (Seal)                                                                                       Lawyer (Seal):

                                        2012年10月17日

                                          October 17th, 2012

附件：可变利益实体文件列表

Exhibit: List of Documents of Variable Interest Entity

1.	2012年10月17日由柏创咨询和江苏雪枫之间签署的独家技术服务与商业咨询协议； Exclusive Technical Service and Business Consulting Agreement by and between Baichuang Consulting and Jiangsu Xuefeng dated October 17th, 2012
2.	2012年10月17日由柏创咨询、江苏雪枫、袁力、袁义之间签署的股东表决权委托协议； Voting Right Proxy Agreement by and among Baichuang Consulting, Jiangsu Xuefeng ,Yuan Li and Yuan Yi dated October 17th, 2012
3.	2012年10月17日由柏创咨询、袁力、袁义之间签署的股权转让期权协议； Call Option Agreement by and among Baichuang Consulting, Yuan Li and Yuan Yi dated October 17th, 2012
4.	2012年10月17日由柏创咨询、江苏雪枫、袁力、袁义之间签署的股权质押协议； Equity Pledge Agreement by and among Baichuang Consulting, Jiangsu Xuefeng, Yuan Li and Yuan Yi dated October 17th, 2012